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                                                                    EXHIBIT 23.3



                        CONSENT OF DELOITTE & TOUCHE LLP



The Board of Directors
Synopsys, Inc.

We consent to the incorporation by reference in this Registration Statement of Synopsys, Inc. on Form S-8 or our report dated October 11, 1996 (relating to the consolidated financial statements of EPIC Design Technology, Inc. not presented separately therein), appearing in and incorporated by reference in the Annual Report on Form 10-K of Synopsys, Inc. for the year ended September 30, 1997.





Deloitte & Touche LLP

/s/ Deloitte & Touche LLP



San Jose, California
April 23, 1998